Pipeline Data Acquires 1,500 Merchant Accounts
February 24, 2005 10:08:00 AM ET


     Pipeline Data Inc. PPDA announced today that it has entered into agreements to acquire two merchant portfolios totaling 1,500 accounts from two Independent Sales Organizations "ISO's". The 1,500 accounts represent $142,000,000 in annual consumer charge volume. Operating income is anticipated to be approximately $70,000 monthly. MacAllister Smith, CEO commented "I am pleased that thanks to our organic growth and recent acquisitions, Pipeline Data will now service over 15,000 accounts." The portfolios will be purchased with a combination of cash and stock and the company expects the transactions to be finalized within the next several weeks. The acquisitions are anticipated to be accretive to earnings per share.


     Pipeline Data also announced that it will report 2004 year-end operating results on March 15, 2005.


About Pipeline Data Inc.:


     Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data currently serves over 15,000 accounts. To learn more about Pipeline Data, please visit our website at: www.pipelinedata.com .


Safe Harbor Statement:

     The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company's filing. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company's growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the "safe harbor" created by the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ significantly from those discussed and/or implied herein.


     Contact Information: Pipeline Data Inc. Lane Gordon, 800-932-5708 x228 Lane.Gordon@pipelinedata.com www.pipelinedata.com